SCHEDULE 14A INFORMATION


                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. 1)


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Confidential, for Use of the
                                                 Commission Only (as Permitted
                                                 by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant toss. 240.14a-11(c) orss. 240.14a-12

                           Acacia Research Corporation
                (Name of Registrant as Specified In Its Charter)


                 -----------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required

[_]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
      (1)  Title of each class of securities to which transaction applies:
      (2)  Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
      (4)  Proposed maximum aggregate value of transaction:
      (5)  Total fee paid:

[_]   Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.
      (1)  Amount Previously Paid:
      (2)  Form, Schedule or Registration Statement No.:
      (3)  Filing Party:
      (4)  Date Filed:

ACACIA
RESEARCH
CORPORATION



                                 April 16, 2001



Dear Stockholder:

         On behalf of your Board of Directors and Management, you are cordially invited to attend the Annual Meeting of Stockholders to be held on Tuesday, May 22, 2001, at 9:00 a.m., at the Ritz Carlton Huntington Hotel, located at 1401 South Oak Knoll Avenue in Pasadena, California.

         The enclosed Notice and Proxy Statement contain details concerning the business to come before the meeting. You will note that the Board of Directors of the Company recommends a vote "FOR" the election of the nominated directors and "FOR" the ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent accountants.

         Whether or not you attend the Annual Meeting, please vote as soon as possible by returning the enclosed proxy card. Your vote is important, and voting by written proxy will assure your representation at the Annual Meeting. You may revoke your proxy in accordance with the procedures described in the Proxy Statement at any time prior to the time it is voted.

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE ANNUAL MEETING EVEN IF YOU CANNOT ATTEND IN PERSON. PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE.

         Thank you for your continued support.

                                            Cordially,



                                            /s/ Paul R. Ryan
                                            ------------------------------------
                                            Paul R. Ryan
                                            CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                           ACACIA RESEARCH CORPORATION


--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 22, 2001

--------------------------------------------------------------------------------




TO OUR STOCKHOLDERS:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Acacia Research Corporation, a Delaware corporation (the "COMPANY"), will be held on Tuesday, May 22, 2001 at 9:00 a.m. at the Ritz Carlton Huntington Hotel located at 1401 South Oak Knoll Avenue, Pasadena, California, for the following purposes:

         1.       To elect two directors;

         2. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 2001; and

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only stockholders of record at the close of business on April 3, 2001 are entitled to receive notice of and to vote at the Annual Meeting.

         All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she previously returned a proxy.

                                           By Order of the Board of Directors,


                                           /s/ Robert A. Berman
                                           -----------------------------
                                           Robert A. Berman
                                           SECRETARY

Pasadena, California
April 16, 2001





--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

                           ACACIA RESEARCH CORPORATION
                              55 SOUTH LAKE AVENUE
                           PASADENA, CALIFORNIA 91101
                                 (626) 396-8300

--------------------------------------------------------------------------------

                                 PROXY STATEMENT

         The enclosed proxy is solicited on behalf of the Board of Directors of Acacia Research Corporation, a Delaware corporation ("ACACIA" or the "COMPANY"), for use at Acacia's annual meeting of stockholders (the "ANNUAL MEETING") to be held on Tuesday, May 22, 2001 at 9:00 a.m., and at any adjournments thereof. The purposes of the Annual Meeting are set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Ritz Carlton Huntington Hotel located at 1401 South Oak Knoll Avenue, Pasadena, California. These proxy solicitation materials were mailed on or about April 16, 2001 to all stockholders entitled to vote at the Annual Meeting.

                              QUESTIONS AND ANSWERS

1.       Q:   WHAT MAY I VOTE ON?
         A:   (1) The election of two nominees to serve on the Board of
                  Directors;
              (2) The approval of the appointment of PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending December 31, 2001.

2.       Q:   HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?
              A:  The Board of Directors recommends a vote FOR each of the nominees for director, and FOR the ratification of PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending December 31, 2001.

3.       Q:   WHO IS ENTITLED TO VOTE?
              A:  Stockholders as of the close of business on April 3, 2001 (the
                  "Record Date") are entitled to vote at the Annual Meeting.

4.       Q:   HOW DO I VOTE?
              A:  Sign and date each proxy card you receive and return it in the prepaid envelope prior to the Annual Meeting.

5.       Q:   CAN I REVOKE MY PROXY?
              A:  You have the right to revoke your proxy at any time before the
                  Annual Meeting by: (1) notifying the Secretary of the Company in writing; (2) voting in person; or (3) returning a later-dated proxy card.

6.       Q:   WHO WILL COUNT THE VOTE?
              A:  U.S. Stock Transfer Corporation will count the votes and act as the inspector of election.

7.       Q:   WHAT SHARES ARE INCLUDED ON THE PROXY CARD(S)?
              A:  The shares on your proxy card(s) represent ALL of your shares.
                  If you do not return your proxy card(s), your shares will not be voted.

8.       Q:   WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?
              A:  If your shares are registered differently and are in more than one account, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all your shares are voted. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting our transfer agent, U.S. Stock Transfer Corporation, or if your shares are held in "street name," by contacting the broker or bank holding your shares.

9.       Q:   HOW MANY SHARES CAN VOTE?
              A:  As of the Record Date, 17,702,124 shares of Common Stock, the only outstanding voting securities of the Company, were issued and outstanding. Each stockholder is entitled to one vote for each share of Common Stock held.

10.      Q:   WHAT IS A "QUORUM?"
              A:  A "quorum" is a majority of the outstanding shares entitled to vote. They may be present or represented by proxy. For the purposes of determining a quorum, shares held by brokers or nominees will be treated as present even if the broker or nominee does not have discretionary power to vote on a particular matter or if instructions were never received from the beneficial owner. These shares are called "broker non-votes." Abstentions will be counted as present for quorum purposes.

11.      Q:   WHAT IS REQUIRED TO APPROVE EACH PROPOSAL?
              A:  For the election of directors, once a quorum has been
                  established, the nominees for director who receive the most votes will be elected directors of the Company. To approve the appointment of the independent accountants, a majority of the shares represented at the Annual Meeting, either in person or by proxy, must be voted in favor of the proposal.

                  If a broker indicates on its proxy that it does not have discretionary authority to vote on a particular matter, the affected shares will be treated as not present and entitled to vote with respect to that matter, even though the same shares may be considered present for quorum purposes and may be entitled to vote on other matters.

12.      Q:   WHAT HAPPENS IF I ABSTAIN?
              A:  Proxies marked "abstain" will be counted as shares present for the purpose of determining the presence of a quorum, but for purposes of determining the outcome of a proposal, shares represented by such proxies will not be treated as affirmative votes. For proposals requiring an affirmative vote of a majority of the outstanding shares entitled to vote or a majority of the shares present, an abstention is equivalent to a "no" vote.

13.      Q:   HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?
              A:  Although the Company does not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement, if any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to the proxyholders, Paul R. Ryan and Robert A. Berman, to vote on such matters at their discretion.

14.      Q:   WHO ARE THE LARGEST PRINCIPAL STOCKHOLDERS?
              A:  For information regarding holders of more than 5% of the outstanding Common Stock, see "Security Ownership of Certain Beneficial Owners and Management."

15.      Q:   WHO WILL BEAR THE COST OF THIS SOLICITATION?
              A:  The Company will bear the entire cost of the solicitation. The
                  Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders. Proxies may also be solicited in person, by telephone, or by facsimile by directors, officers and employees of the Company without additional compensation.

                      PROPOSAL NO. 1: ELECTION OF DIRECTORS

         The number of directors of the Company is fixed at six. Pursuant to the Company's Certificate of Incorporation, the Board of Directors of the Company is divided into three classes, with each class being as nearly equal in number of directors as possible. The term of one class expires, and their successors are elected for a term of three years, at each annual meeting of the Company's stockholders.

         At the Annual Meeting, Robert L. Harris II and Fred A. de Boom have been nominated for re-election to a term of office expiring in 2004 and until their successors are elected and qualified.

         Unless otherwise instructed, the proxyholders will vote the proxies received by them for the two nominees for election as directors. If either nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for such other nominees as may be designated by the present Board of Directors to fill the vacancy. It is not presently expected that either of the nominees named above will be unable or will decline to serve as a director. If additional persons are nominated for election as directors, the proxyholders intend to vote all proxies received by them in a manner to assure the election of as many of the nominees named above as possible. In such event, the specific nominees to be voted for will be determined by the proxyholders.

         The following table contains certain information about the nominees for election as a director and each other person whose term of office as a director will continue after the meeting. See "Security Ownership of Certain Beneficial Owners and Management" for data with respect to the number of shares of the Company's Common Stock beneficially owned by each of them, directly or indirectly, as of the Record Date. There is no family relationship among any directors or executive officers of the Company.

                                                                       DIRECTOR
NAME, PRINCIPAL OCCUPATION AND DIRECTORSHIPS                   AGE      SINCE
--------------------------------------------                   ---      -----

*ROBERT L. HARRIS II, DIRECTOR AND PRESIDENT                    42      2000
Mr. Harris has served as a director since April 2000 and as President since July 2000. Prior to joining the Company, Mr.
Harris was the President and Director of Entertainment
Properties Trust since 1997. Mr. Harris founded Entertainment
Properties Trust, which is a publicly-traded company that purchases real estate from major entertainment companies. Mr.
Harris previously led the International Division and served as Senior Vice President of AMC Entertainment from 1993 to 1997 and as President of Carlton Browne and Company, Inc., a holding company and trust with assets in real estate, insurance and financial services, from 1984 to 1992. He also serves on the Board of Directors of the George L. Graziadio
School of Business and Management at Pepperdine University.

*FRED A. DE BOOM, DIRECTOR                                      65      1995
Mr. de Boom has served as a Director since February 1995 and has been a principal in Sonfad Associates since June 1993.
Sonfad Associates is a Los Angeles-based investment banking firm that is involved in mergers and acquisitions, private debt and equity placements, strategic and financial business planning, leveraged buy-outs and ESOP funding, bank debt refinance, asset based and lease financing, and equity for debt restructuring. Previously, he had been employed as a Vice
President of Tokai Bank for five years and as a Vice President of Union Bank for eight years. Mr. de Boom received his B.A.
degree from Michigan State University and his M.B.A. degree from the University of Southern California.

                                                                       DIRECTOR
NAME, PRINCIPAL OCCUPATION AND DIRECTORSHIPS                   AGE      SINCE
--------------------------------------------                   ---      -----
THOMAS B. AKIN, DIRECTOR                                        48      1998
Mr. Akin has served as a Director since May 1998. Mr. Akin has been the Managing General Partner of four private investment funds (Talkot Partners I, Talkot Partners II, LLC, Talkot
Crossover Fund, L.P., and Talkot Capital) since 1996. Mr. Akin previously served in a variety of capacities for Merrill Lynch and Co., including Managing Director of Western Regional Sales from 1986 to 1994. Mr. Akin holds a B.A. from the University of California at Santa Cruz and attended the University of California at Los Angeles Graduate School of Business. He also serves on the Board of Directors of Infotec Inc.

EDWARD W. FRYKMAN, DIRECTOR                                     64      1996
Mr. Frykman has served as a Director since April 1996. Mr.
Frykman has been an Account Executive with Crowell, Weedon &
Co. since 1992. Previously, Mr. Frykman served as Senior
Vice President of L.H. Friend & Co. Both Crowell, Weedon &
Co. and L.H. Friend & Co. are investment brokerage firms located in Southern California. In addition, Mr. Frykman was a Senior Account Executive with Shearson Lehman Hutton where he served as the Manager of the Los Angeles Regional Retail
Office.

GERALD D. KNUDSON, DIRECTOR                                     57      2000
Gerald D. Knudson has served as a Director since July 2000.
Since February 2000, he has served as Chairman and Chief
Executive Officer and as a Director of CombiMatrix
Corporation, a majority-owned subsidiary of the Company engaged in the development of a proprietary universal biochip with applications in the genomics, proteomics and combinatorial chemistry markets. From January 1997 to May
1999, Mr. Knudson served as Executive Vice President of
Sterling Diagnostic Imaging, Inc., a supplier of conventional and digital systems for the capture, communication, display and storage of medical diagnostic images. From October 1994 to January 1997, Mr. Knudson was the President of the Medical
Imaging Systems Division of Polaroid Corporation, a company engaged in the medical imaging business. Mr. Knudson received a B.A. in Biology from Augustana College.

PAUL R. RYAN, CHAIRMAN OF THE BOARD OF DIRECTORS AND
CHIEF EXECUTIVE OFFICER                                         55      1995
Mr. Ryan has served as a Director since August 1995, as Chief
Executive Officer since January 1997 and as Chairman since
April 2000. He also served as President of the Company from January 1997 until July 2000. Prior to being named Chief
Executive Officer, he was Executive Vice President and Chief
Investment Officer of the Company from 1996 through 1997 and Vice President, Capital Management, of the Company from 1995 through 1996. He was formerly co-founder and general partner of the American Health Care Fund, L.P., held positions with Young & Rubicam, Ogilvy & Mather, and Merrill Lynch and was a private venture capital investor. Mr. Ryan holds a B.S. from Cornell University and attended the New York University
Graduate School of Business.

*Nominee for election as a director.

VOTE REQUIRED

         To elect directors, the nominees for director who receive the most votes will become directors of the Company. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE TWO NOMINEES LISTED ABOVE. PROXIES RECEIVED WILL BE VOTED FOR EACH OF THE NOMINEES UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.

BOARD MEETINGS AND COMMITTEES

         The Board of Directors held a total of 19 meetings during the fiscal year ended December 31, 2000. During that period, no incumbent director attended fewer than 75% of the sum of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board of Directors on which that director served. The Board of Directors has an Audit Committee and a Compensation Committee, but does not have a nominating committee or any committee performing a similar function.

         The Audit Committee currently consists of Fred A. de Boom, Thomas B. Akin and Edward W. Frykman. The Audit Committee recommends engagement of the Company's independent accountants and is primarily responsible for approving the services performed by the Company's independent accountants and for reviewing and evaluating the Company's accounting principles, financial reporting practices, and its system of internal accounting controls. The Company's Audit Committee held one meeting during the fiscal year ended December 31, 2000. The Audit Committee is also responsible for maintaining a line of communication between the Board of Directors and the Company's independent accountants.

         The Compensation Committee, which currently consists of Thomas B. Akin, Fred A. de Boom and Edward W. Frykman, is primarily responsible for making recommendations to the Board of Directors regarding the Company's executive compensation policy and incentive compensation for employees and consultants to the Company. In addition, the Compensation Committee administers the 1996 Stock Option Plan. The Compensation Committee held 17 meetings during the fiscal year ended December 31, 2000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries.

DIRECTOR COMPENSATION

         Directors who are also employees of the Company receive no separate compensation from the Company for their service as members of the Board of Directors. Non-employee directors receive a nondiscretionary grant of options to purchase 20,000 shares of the Company's Common Stock upon initially joining the Board of Directors and subsequent non-discretionary annual grants of options to purchase 12,000 shares of the Company's Common Stock while serving as Board members, all such grants at an exercise price equal to the market price on the date of grant. In addition, non-employee directors receive compensation in the amount of $1,000 for each meeting of the Board of Directors attended in person, $1,000 for each meeting attended by telephone if the meeting is longer than one hour in length, and $500 for each meeting attended by telephone if the meeting is one hour or less in length. Non-employee directors receive the same compensation for each Board committee meeting attended that does not immediately proceed or follow a Board of Directors meeting. Directors are also reimbursed for expenses incurred in connection with attendance at meetings of the Board of Directors and Board committees and the performance of Board duties.

                                   MANAGEMENT

EXECUTIVE OFFICERS

         Set forth below is certain information concerning the executive officers of the Company as of the date hereof.

Paul R. Ryan                       55       Chairman and Chief Executive Officer
Robert L. Harris II                42       President


Biographical information on Messrs. Ryan and Harris is set forth above under the director biographies.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of the Record Date, information relating to the beneficial ownership of the Company's Common Stock by each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock, by each director and nominee for director, by each of the executive officers named in the Summary Compensation Table, and by all directors and executive officers as a group. The number of shares beneficially owned by each director or executive officer is determined under rules of the Securities and Exchange Commission (the "COMMISSION"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of the Record Date through the exercise of any stock option or other right. Unless otherwise noted, the Company believes that each person has sole investment and voting power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table. The address for each person is the Company's principal offices, Acacia Research Corporation, 55 South Lake Avenue, Pasadena, California 91101.
                                               AMOUNT AND NATURE
                                                 OF BENEFICIAL      PERCENT OF
                                                OWNERSHIP(1)(2)       CLASS
                                                ---------------  ---------------
Paul R. Ryan...............................          541,944(a)         3.06%
Thomas B. Akin(3)..........................          221,008(b)         1.30%
Fred A. de Boom............................           34,000(c)         *
Edward W. Frykman..........................           46,500(d)         *
Robert L. Harris II........................          101,667(e)         *
Gerald Knudson(4)..........................           25,750(f)         *
Peter Frank(5).............................           37,500(g)         *
Kathryn King-Van Wie(6)....................          265,000            1.47%
All Directors and Executive Officers
 as a Group (eight persons)................        1,273,369(h)         7.19%
--------------

*        Represents less than one percent.

(1) All shares that a named stockholder has the right to acquire within 60 days, including through the exercise of stock options and warrants as described below are deemed outstanding for the purpose of computing the percentage of Common Stock owned by such named stockholder, but not the percentage of Common Stock owned by any other stockholder.

(2) Includes the following options exercisable on or within 60 days of the Record Date: (a) options to purchase 171,667 shares; (b) options to purchase 37,500 shares; (c) options to purchase 14,000 shares; (d) options to purchase 46,500 shares; (e) options to purchase 101,667 shares; (f) options to purchase 21,750 shares; (g) options to purchase 37,500 shares; and (h) options to purchase 430,584 shares.

(3) Includes 105,672 shares held by Talkot Crossover Fund, L.E, of which Mr. Akin serves as managing general partner.

(4)      Mr. Knudson was appointed to the Board of Directors in July 2000.

(5)      Mr. Frank resigned his position of Chief Financial Officer in July
         2000.

(6) Ms. King-Van Wie resigned her position as Chief Operating Officer in March 2000. Her share number is based upon the most recent information available to the Company.

                         EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table shows information concerning compensation earned for services to the Company in all capacities during the last three fiscal years for the Company's Chief Executive Officer for the last fiscal year and the three most highly compensated executive officers whose annual cash compensation exceeded $100,000 in the last fiscal year (the "NAMED EXECUTIVE OFFICERS"):

                                                                                         LONG-TERM
                                                          ANNUAL COMPENSATION           COMPENSATION
                                                    ---------------------------------   ------------
                                                                           OTHER        SECURITIES
                                                                           ANNUAL       UNDERLYING
                                                     SALARY      BONUS   COMPENSATION      OPTIONS       ALL OTHER
NAME AND PRINCIPAL POSITION                 YEAR      ($)         ($)        ($)             (#)       COMPENSATION
---------------------------                ------   ---------   ------   ------------   ------------   ------------
Paul R. Ryan, Chairman and                  2000     224,173        0        0             412,500            0
   Chief Executive Officer                  1999     104,423        0        0             102,917       40,769(1)
                                            1998      87,115    2,500        0                   0      128,944(1)

Robert L. Harris II, President(2)           2000      91,385        0        0             440,000            0
                                            1999           0        0        0                   0            0

Peter Frank, Chief Financial                2000      96,976        0        0              55,000       72,917(4)
   Officer(3)                               1999      23,077        0        0             150,000            0

Kathryn King-Van Wie, Chief Operating       2000      47,596        0        0                   0            0
   Officer(5)                               1999     109,615        0        0              49,584            0
                                            1998      83,429    2,500        0                   0            0

--------------
(1) Represents a 25% share of the management and performance fees received as general partner of Company affiliated investment funds pursuant to an agreement entered into in January 1995 prior to the time Mr. Ryan became an officer of the Company. The Company terminated its management of the funds in the fourth quarter of 1999.

(2) Mr. Harris was appointed to his position of President in July 2000. Mr. Harris also serves as a member of the Board of Directors.

(3) Mr. Frank was appointed as Chief Financial Officer in October 1999 and resigned his position in July 2000.

(4)      Represents severance paid to Mr. Frank in 2000.

(5) Ms. King-Van Wie resigned her position as Chief Operating Officer in March 2000.

         The Company has not entered into employment contracts with any of its Named Executive Officers nor does the Company have any agreement or arrangement with any such Named Executive Officers relating to a change in control of the Company.

STOCK OPTION GRANTS AND EXERCISES

         The following table sets forth information regarding stock options granted to the Named Executive Officers listed below:

                                        OPTION GRANTS IN LAST FISCAL YEAR
                                                     INDIVIDUAL GRANTS
                                  -----------------------------------------------------
                                                                                            POTENTIAL REALIZABLE
                                                PERCENT OF                                         VALUE AT
                                   NUMBER OF       TOTAL                                     ASSUMED ANNUAL RATE
                                  SECURITIES      OPTIONS                                        OF STOCK PRICE
                                  UNDERLYING     GRANTED TO                                       APPRECIATION
                                    OPTIONS      EMPLOYEES    EXERCISE OR                     FOR OPTION TERM(1)
                                    GRANTED      IN FISCAL     BASE PRICE   EXPIRATION    -------------------------
NAME                                  (#)          YEAR         ($/SH)         DATE           5%($)        10%($)
----                              -----------   -----------   -----------   -----------   -----------   -----------
Paul R. Ryan..................       112,500          5.50%      33.1875        1/5/10     2,348,033     5,950,384
                                     300,000         14.57%      24.2375        7/9/10     4,572,840    11,588,490
Robert L. Harris II...........        20,000          0.97%      31.4375        4/9/05       173,712       383,858
                                      20,000          0.97%      19.0625       5/16/10       239,766       607,614
                                     400,000         19.43%      30.2500       7/13/10     7,609,640    19,284,280
Peter Frank(2)................        55,000          2.67%      22.8750       7/20/10       791,230     2,005,130
Kathryn King-Van Wie(3).......             0           N/A         N/A            N/A         N/A          N/A

-------------
(1) The amounts under the columns labeled "5%" and "10%" are included pursuant to certain rules promulgated by the Commission and are not intended to forecast future appreciation, if any, in the price of the Company's Common Stock. The amounts are calculated by using the closing market price of a share of Common Stock on the grant date as reported by the Nasdaq National Market and assuming annual compounded stock appreciation rates of 5% and 10% over the full term of the option. The option grants vest over a three-year period. The reported amounts are based on the assumption that the named persons hold the options granted for their full term. The actual value of the options will vary in accordance with the market price of the Company's Common Stock.

(2)      Mr. Frank resigned his position as Chief Financial Officer in July
         2000.

(3) Ms. King-Van Wie resigned her position as Chief Operating Officer in March 2000.

         The following table sets forth information regarding the stock options exercised by to the Named Executive Officers during the fiscal year ended December 31, 2000 and the value of in-the-money options held by the Named Executive Officers as of December 31, 2000:

                 AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2000 AND FISCAL YEAR-END OPTION VALUES
                                                                NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS AT
                                     SHARES                   OPTIONS AT 2000 YEAR-END(#)    2000 YEAR-END (1)($)
                                   ACQUIRED ON    VALUE       --------------------------  --------------------------
NAME                              EXERCISE(#)  REALIZED(2)($) EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----                              -----------   -----------   -----------   -----------   -----------   -----------
Paul R. Ryan................               0              0      315,417       450,000     4,402,899       394,335
Robert L. Harris............               0              0       20,000       420,000             0             0
Peter Frank(3)..............          10,000        164,375       37,500             0        41,250             0
Kathryn King-Van Wie(4).....         265,000      8,022,406            0             0             0             0

-------------
(1) Represents the difference between the exercise price of the options and the average of the high and low prices of the Company's Common Stock on the Nasdaq Stock Market on December 29, 2000 of $18.06 per share.
(2) Value realized represents the difference between the exercise price of the options and the value of the underlying securities on the date of exercise.
(3)      Mr. Frank resigned his position as Chief Financial Officer in July
         2000.
(4) Ms. King-Van Wie resigned her position as Chief Operating Officer in March 2000.

                     TRANSACTIONS WITH MANAGEMENT AND OTHERS

         During the last fiscal year, there were certain transactions that occurred between the Company and a member of the immediate family of the Company's former Chairman, which are reported below. With respect to each transaction, the Company has determined that the terms of each arrangement were no less fair to the Company than those which could have been obtained from unaffiliated persons.

         In August 1997, the Company hired Robert B. Stewart as Director of Marketing and promoted him to Senior Vice President in 1999. He is responsible for investor relations and capital formation for affiliate companies. Rob Stewart is the son of R. Bruce Stewart, the former Chairman of the Board of Directors who resigned in April 2000. In 2000, Mr. Stewart earned a base salary of $137,404 and was awarded option to purchase 120,000 shares of the Company's Common Stock, vesting over ten years, at an average aggregate exercise price of $27.43 per share. Mr. Stewart was previously awarded in 1999 an option to purchase 10,000 shares, vesting over two years, at an exercise price of $23.75 per share, and in 1998 an option to purchase 120,000 shares, vesting over four years, at an exercise price of $3.875 per share.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

         The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. The Compensation Committee is responsible for approving the compensation package of each executive officer and recommending it to the Board of Directors as well as administering the 1996 Stock Option Plan. In making decisions regarding executive compensation, the Compensation Committee considers the input of the Company's management and other directors.

         The Company's executive compensation program consists of a mixture of base salary, cash bonuses, and stock option awards. In determining the total amount and mixture of the compensation package for each executive officer, the Compensation Committee and the Board of Directors subjectively consider the overall value to the Company of each executive in light of numerous factors such as competitive position, individual performance, including past and expected contribution to the Company's goals of each executive officer, and the Company's long-term needs and goals, including attracting and retaining key management personnel.

         The Compensation Committee will periodically review the individual base salaries of the executive officers, and adjust salaries based on individual job performance and changes in the officer's duties and responsibilities. In making salary decisions, the Compensation Committee exercises its discretion and judgment based on these factors. No specific formula is applied to determine the weight of each factor.

         Long-term incentive compensation is realized through granting of stock options to most employees, including eligible executive officers. The Company has no other long-term incentive plans. Stock options are granted by the Company to aid in the retention of employees and to align the interests of employees with those of the stockholders. In addition, the Compensation Committee believes that the grant of an equity interest serves to link management interests with stockholder interests and to motivate executive officers to make long-term decisions that are in the best interests of the Company and the stockholders as well as provides an incentive to maximize stockholder value. Stock options have value for an employee only if the price of the Company's Common Stock increases above the exercise price, and the employee remains in the Company's employ for the period required for the stock to be exercisable, thus providing an incentive to remain in the Company's employ.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

         Paul R. Ryan, the Company's Chairman and Chief Executive Officer, received an annual base salary of $224,173 and no bonus in 2000. The cash amount paid to Mr. Ryan in the form of base salary was recommended to the Board of Directors by the Compensation Committee. In exercising its discretion and judgment in reaching its recommendation, the Compensation Committee took into consideration the various factors and criteria described above. The Board of Directors approved the Compensation Committee's recommendation.

IMPACT OF SECTION 162(m) OF THE INTERNAL REVENUE CODE

         The Company does not believe Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which disallows a tax deduction for certain compensation in excess of $1 million, will generally have an effect on the Company. The Compensation Committee reviews the potential effect of Section 162(m) periodically and will consider various alternatives for preserving the deductibility of compensation payments. However, the Compensation Committee will not necessarily limit compensation to that which is deductible.

                                      Respectfully Submitted by the Compensation
                                      Committee of the Board of Directors,

                                      Thomas B. Akin
                                      Fred A. de Boom
                                      Edward W. Frykman

                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors is comprised of three independent directors, as defined by Nasdaq National Market rules, and operates under a written charter adopted by the Board of Directors, a copy of which is attached as Appendix A. The members of the Audit Committee are Fred A. de Boom (Chairman), Thomas B. Akin and Edward W. Frykman.

         The responsibilities of the Audit Committee include recommending to the Board of Directors an accounting firm to be engaged as the Company's independent accountants. Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibility is to oversee these processes and the activities of the Company's internal audit department.

         In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees."

         The Company's independent accountants also provided to the Audit Committee the written disclosures and the letter required by Independent Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Audit Committee discussed with the independent accountants, PricewaterhouseCoopers LLP, the firm's independence.

         Based upon the Audit Committee's discussions with management and the independent accountants and the Audit Committee's review of the representations of management, and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission.

         This report is submitted by the Audit Committee of the Board of Directors.

AUDIT AND RELATED FEES


         AUDIT FEES. The aggregate fees billed by PricewaterhouseCoopers LLP for professional services for the audit of the Company's annual consolidated financial statements for fiscal 2000 and the review of the consolidated financial statements included in the Company's Forms 10-Q for fiscal 2000 were $272,952.

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. There were no fees billed by PricewaterhouseCoopers LLP to the Company for financial information systems design and implementation fees for fiscal 2000.


         ALL OTHER FEES. The aggregate fees billed to the Company for all other services rendered by PricewaterhouseCoopers LLP for fiscal 2000 were $526,617.


         The Audit Committee has determined that the provision of services rendered above for all other fees is compatible with maintaining
PricewaterhouseCoopers LLP's independence.

                             STOCK PERFORMANCE GRAPH

         The following graph compares the cumulative total stockholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return of (i) the Composite Index for the Nasdaq Stock Market (U.S. Companies) (the "NASDAQ INDEX") and (ii) the Nasdaq Biotech Index. This graph assumes the investment of $100 on December 31, 1995 in the Company's Common Stock, the Nasdaq Index and the Nasdaq Biotech Index and assumes any dividends are reinvested. Measurement points are at the last trading day of the fiscal years represented below.


           [ACACIA RESEARCH CORPORATION STOCK PERFORMANCE GRAPH HERE]





                                 1995    1996    1997    1998    1999    2000
                                 ----    ----    ----    ----    ----    ----
Acacia Research Corporation       100     125     133     146     998     594
Nasdaq Index                      100     123     149     208     387     235
Nasdaq Biotech Index              100     100     100     144     290     356

                  PROPOSAL NO. 2: RATIFICATION OF SELECTION OF
                             INDEPENDENT ACCOUNTANTS

         The firm of PricewaterhouseCoopers LLP, the Company's independent accountants for the year ended December 31, 2000, was recommended by the Audit Committee, whose selection was approved by the Board of Directors, to act in such capacity for the fiscal year ending December 31, 2001, subject to ratification by the stockholders.

         PricewaterhouseCoopers LLP has served as the principal independent accountants for the Company since April 1997. There are no affiliations between the Company and PricewaterhouseCoopers LLP, its partners, associates or employees, other than as pertain to the engagement of PricewaterhouseCoopers LLP as independent accountants for the Company.

         If the stockholders of the Company do not ratify the selection of PricewaterhouseCoopers LLP, or if such firm should decline to act or otherwise become incapable of acting, or if the employment should be discontinued, the Board of Directors, on the recommendation of the Audit Committee, will appoint substitute independent accountants. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

         VOTE. The favorable vote of a majority of votes cast regarding the proposal is required to ratify the selection of PricewaterhouseCoopers LLP. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2001. PROXIES RECEIVED WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.

                                  OTHER MATTERS

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. The Company believes that, based on the written representations of its directors and officers, and the copies of reports filed with the Commission during the fiscal year ended December 31, 2000, its directors, officers and holders of more than 10% of the Company's Common Stock complied with the requirements of Section 16(a).

ANNUAL REPORT TO STOCKHOLDERS

         Enclosed with this Proxy Statement is the Annual Report of the Company for the fiscal year ended December 31, 2000. The Annual Report is enclosed for the convenience of stockholders only and should not be viewed as part of the proxy solicitation material. If any person who was a beneficial owner of Common Stock of the Company on the Record Date for the 2001 Annual Meeting desires additional copies of the Company's Annual Report, the same will be furnished without charge upon receipt of a written request. The request should identify the person making the request as a stockholder of the Company as of the Record Date and should be directed to Robert A. Berman, Acacia Research Corporation, 55 South Lake Avenue, Pasadena, California 91101.

STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

         Proposals of stockholders intended to be presented at the 2002 Annual Meeting must be received by the Company by December 12, 2001 to be considered for inclusion in the Company's proxy statement relating to that meeting. Stockholders desiring to present a proposal at the 2001 Annual Meeting but who do not desire to have the proposal included in the proxy materials distributed by the Company must deliver written notice of such proposal to the Company on or after January 23, 2002 and on or before February 22, 2002 or the persons appointed as proxies in connection with the 2002 Annual Meeting will have discretionary authority to vote on any such proposal.

OTHER BUSINESS

         The Company knows of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

April 16, 2001

                                        By Order of the Board of Directors,


                                        /s/ Robert A. Berman
                                        ----------------------
                                        Robert A. Berman
                                        SECRETARY

                       APPENDIX A--AUDIT COMMITTEE CHARTER

                        CHARTER OF THE AUDIT COMMITTEE OF
              THE BOARD OF DIRECTORS OF ACACIA RESEARCH CORPORATION


COMMITTEE         The Board of Directors (the "Board") of Acacia Research
                  Corporation (the "Corporation") has established a standing committee to be known as the Audit Committee (the
                  "Committee").

OBJECTIVES        The purpose of the Committee is to oversee the Corporation's auditing, accounting and control functions, including primary responsibility for the financial reporting process of the Corporation.

SCOPE OF ACTIVITIES To the full extent permitted by applicable law, the Committee shall exercise the following powers and duties:

                  (a) Recommend to the Board the firm of independent auditors to be selected to audit the Corporation financial statements;

                  (b) Meet with the Corporation's independent auditors at least annually and review the scope of the annual audit (inclusions and exclusions), any open questions as to the choice of acceptable accounting principles to be applied and all other matters relating to the auditors' relationship with the Corporation;

                  (c) Advise the Board as to the auditors' performance, including the scope and adequacy of the auditors' review;

                  (d) Recommend, where appropriate, the removal or replacement of the independent auditors;

                  (e) Review the Corporation's annual financial statements, including the footnotes, and discuss such statements with the auditors prior to release of the Corporation's annual report;

                  (f) Receive and consider the auditors' comments and suggestions as to internal audit and control procedures, adequacy of staff, and other matters;

                  (g) Receive and review periodic reports of the Corporation's internal audit staff; meet with internal audit staff to review and approve the internal audit staff to review and approve the internal audit programs; review the executive management's responses to internal audit staff reports; review the adequacy of the Corporation's internal audit staff and report thereon to the Board;

                  (h) Approve non-audit services to be rendered to the Corporation by the independent auditors, if any, after considering the effect on audit independence;

                  (i) Meet with the request and obtain reports and information from such company officers, employees, suppliers and others as the Audit Committee shall determine to be necessary in carrying out their duties as set forth above;

                  (j) Take, or recommend that the full board take, appropriate action to oversee the independence of the outside auditors;

                  (k) Receive and review periodic written statements from the independent auditors delineating all relationships between the auditors and the company; and

                  (l) Engage in an active dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors.

COMPOSITION       To the full extent permitted by applicable law, the
                  Committee's composition shall meet the following requirements:

                  (a) The Committee is to be composed of such number of Corporation directors as may be appointed by the Board, but in no event less than three (3).

                  (b) No Committee member shall be a full time employee of the Corporation. All of the Directors on the Committee shall be outside directors who are independent of Corporation management and are in a better position to provide the independent point of view crucial to this Committee's effectiveness.

                  (c) One of the members so appointed will be designated by the Board as the Chairperson of the Committee.

                  (d) One member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities..

TERM The Board shall appoint the members of the Committee to serve until their successors have been dully designated. Members of the Committee may be removed by the Board for any reason and at any time.

VACANCIES         Vacancies on the Committee shall be filled by vote of the
                  Board during its first meeting following the occurrence of such vacancy.

MEETINGS The Committee shall hold regular meetings on such days as it shall determine. Other meetings of the Committee will be held at the request of the Chairperson of the Committee or any two other Committee members. Minutes shall be regularly kept of the Committee proceedings, by a person appointed by the Committee to do so.

AGENDA Prior to each regularly scheduled meeting, the Committee will receive a prepared agenda for the meeting. Other topics for discussion may be introduced at the meeting at the request of any Committee member.

ATTENDANCE        Such corporate officers and other employees of the
                  Corporation, as the Committee may regularly or from time-to-time designate, shall attend the meetings.

OUTSIDE ASSISTANCE Subject to the prior approval of the Board, the Committee is authorized to engage or employ such outside professional or other services as in its discretion may be required to fulfill its responsibilities.

PROCEDURE         The Committee may adopt rules for its meetings and activities.
                  In the absence of any such rules, Committee actions shall be governed by the Corporation's Bylaws and applicable law. In all cases, a quorum of the Committee shall be a majority of the persons then serving as members of the Committee.